World Funds Trust 485BPOS

Exhibit 99(i)(25)

February 28, 2022

World Funds Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Cboe Vest US Large Cap 10% Buffer Strategies Fund, the Cboe Vest US Large Cap 20% Buffer Strategies Fund, Cboe Vest S&P 500® Dividend Aristocrats Target Income Fund and the Cboe Vest Bitcoin Strategy Managed Volatility Fund, each a series portfolio of the World Funds Trust (the “Trust”), which is included in Post-Effective Amendment No. 407 to the Trust’s Registration Statement under the Securities Act of 1933, as amended (No. 333-148723), and Amendment No. 408 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22172), on Form N-1A.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.

Regards,

/s/ John H. Lively

On behalf of Practus, LLP

JOHN H. LIVELY ● MANAGING PARTNER

11300 Tomahawk Creek Pkwy ● Ste. 310 ● Leawood, KS 66211 ● p: 913.660.0778 ● c: 913.523.6112

Practus, LLP ● John.Lively@Practus.com ● Practus.com